Exhibit 99.1

Sonim Technologies Reports Full Year 2024 Financial Results

●	Strengthened Cash Position Through Strategic Stock Sales and Debt Financing

●	Focused Growth Strategy Enhances Global Footprint and Distribution Channels

●	Optimistic 2025 Outlook as Scalable Product Portfolio Positions Sonim for Global Success

San Diego – March 31, 2025 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading provider of rugged mobile solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2024. The company highlighted solid progress in revenue growth fueled by strong adoption of recently launched products and strategic market expansion.

“We closed 2024 with significant strides in product innovation and market penetration, particularly within North America and Europe,” said Peter Liu, Chief Executive Officer of Sonim Technologies. “The investments we made in 2024 to expand our product portfolio and enhance our European market capabilities are paying off. With new rugged devices serving verticals such as public safety, construction, and agriculture, along with continued operational improvements, we are well-positioned for revenue growth and an improved bottom line in 2025.”

Fourth Quarter and Full Year 2024 Financial Highlights:

●	Revenue: Fourth-quarter revenue increased 12% year-over-year to $15.0 million, driven by the growing momentum of newly launched products. Full-year 2024 revenue decreased 38% year-over-year to $58.3 million. This decrease reflects the Company’s strategic transition from the white label business to innovative solutions including the XP Pro 5G and XP Pro Thermal rugged smartphones, professional rugged feature phones, three mobile hotspots, and fixed wireless access solutions.
●	Gross Margin: Fourth-quarter and full year gross margin was negative 1% and 17%, respectively. An impairment charge of $3.0 million related to contract fulfillment assets negatively impacted gross margin by 20 percentage points in the fourth quarter and 5 percentage points for the full year.
●	R&D Expenses: R&D expenses increased in 2024, driven primarily by higher investments in the development and launch preparation of new connected solutions, professional rugged and ultra rugged phones, as well as costs related to upgrading product operating systems.

●	Cash Position: Sonim ended the year with $5.3 million in cash, $4.3 million in trade accounts receivable, and $10.6 million in inventory. Following the year-end, the company secured $3.7 million in proceeds from stock sales through its At-The-Market (ATM) program and raised an additional $3.0 million through the issuance of new debt.

2024 Business Highlights:

Sonim achieved significant milestones in 2024, introducing innovative products in the rugged mobility market and reinforcing its leadership across key verticals and regions. Notable accomplishments include:

●	Diversified offering with the launch of the new Connected Solutions portfolio of mobile hotspots.

●	Sonim H500 series 5G rugged mobile hotspot launched with Verizon, UScellular, and Bell Canada.
●	Sonim H700 5G rugged mobile hotspot launched with Telstra in Australia and was introduced as the world’s first rugged 5G Rel.17 and Wi-Fi 7 rugged mobile hotspot.

●	Expanded phone portfolio with the launch of professional rugged phones and the flagship Sonim XP Pro ultra rugged smartphone.

●	Sonim XP Pro 5G ultra rugged smartphone launched with Verizon and secured new tier-one carrier wins for launch in 2025.
●	Sonim XP400 5G professional rugged smartphone and XP100 4G professional rugged feature phone launched in Europe and South Africa.

●	Implemented a robust growth strategy to bring new products to market, established a strong business foundation, and drove market penetration across Europe, South Africa, and Australia, while expanding our customer base and strengthening distribution channels.

●	Secured Master Service Agreements (MSAs) with key distributors, enhancing market access and operational efficiency in Europe, South Africa, and Australia.
●	Expanded and fortified our customer ecosystem across carriers, distribution channels, and end-users, reflecting a broader market reach and improved partner engagement.

●	Strengthened supply chain with TAA-compliant manufacturers for 5G Solutions.

●	Secured a new enterprise customer in the healthcare sector in the fourth quarter with a 4,000-unit feature phone agreement.
●	Secured major next generation device upgrade agreements with leading Fortune 500 companies including a leader in the construction sector and a leading Emergency Medical Services (EMS) provider.

2025 Outlook:

“We expect future growth in revenue, gross margin and profitability as our robust portfolio of rugged mobile devices that launched in 2024 and 2025 begins to scale globally,” said Clay Crolius, CFO of Sonim. “With demand accelerating for both 5G and rugged solutions, Sonim is uniquely positioned to serve high-value industries, supported by the reliability of our technology and partnerships with leading carriers worldwide.”

About Sonim Technologies

Sonim Technologies is a leading U.S. provider of rugged mobile solutions, including phones, wireless internet data devices, accessories and software designed to provide extra protection for users that demand more durability in their work and everyday lives. Trusted by first responders, government, and Fortune 500 customers since 1999, we currently sell our ruggedized mobility solutions through tier one wireless carriers and distributors in North America, EMEA, and Australia/New Zealand. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the projected revenue growth, the declaring and reaffirming of Sonim’s business strategy and objectives, the successful expansion of Sonim’s products in new markets, and Sonim’s ability to grow and to capitalize the market opportunity. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the availability of cash on hand; potential material delays in realizing projected timelines; the current interest and potential attempt of hostile takeover from a third party may divert the management attention from Sonim’s business and may require significant expenses; Sonim’s material dependence on its relationship with a small number of customers who account for a significant portion of Sonim’s revenue; Sonim’s entry into the data device sector could divert our management team’s attention from existing products; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next-generation products; Sonim’s reliance on third-party contract manufacturers and partners; Sonim’s ability to stay ahead of the competition; Sonim’s ongoing transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; various economic, political, environmental, social, and market events beyond Sonim’s control, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Media Contact

Anette Gaven

Sonim Technologies

M: 619-993-3058

pr@sonimtech.com

SONIM TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2024 and 2023

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$5,343	$9,397
Accounts receivable, net	4,339	25,304
Non-trade receivable	7,119	961
Related party receivable	181	—
Inventory	10,621	6,517
Prepaid expenses and other current assets	4,562	1,608
Total current assets	32,165	43,787
Property and equipment, net	227	71
Contract fulfillment assets	6,399	9,232
Other assets	948	2,953
Total assets	$39,739	$56,043
Liabilities and stockholders’ equity
Accounts payable	$22,848	$19,847
Accrued liabilities	20,892	12,300
Total current liabilities	43,740	32,147
Income tax payable	1,699	1,528
Total liabilities	45,439	33,675
Commitments and contingencies
Stockholders’ equity (deficit)
Common stock, $0.001 par value per share; 100,000,000 shares authorized: and 4,983,868 and 4,426,867 shares issued and outstanding at December 31, 2024 and 2023, respectively*	5	4
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized: and no shares issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital*	277,903	272,324
Accumulated deficit	(283,608)	(249,960)
Total stockholders’ equity (deficit)	(5,700)	22,368
Total liabilities and stockholders’ equity (deficit)	$39,739	$56,043

*	Adjusted retroactively to reflect the 1-for-10 reverse stock split that became effective on July 17, 2024.

SONIM TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2024 and 2023

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	2024	2023
Net revenues	$50,919	$93,632
Related party net revenues	7,379	—
Total net revenues	58,298	93,632
Cost of revenues	48,378	74,308
Gross profit	9,920	19,324
Operating expenses
Research and development	14,235	1,772
Sales and marketing	12,962	8,768
General and administrative	12,384	8,271
Impairment of contract fulfillment assets	3,464	—
Restructuring charges	514	—
Total operating expenses	43,559	18,811
Net income (loss) from operations	(33,639)	513
Interest expense, net	(29)	(15)
Other income (expense), net	246	(214)
Net income (loss) before income taxes	(33,422)	284
Income tax expense	(226)	(374)
Net loss	$(33,648)	$(90)
Net loss per share:
Basic and diluted*	$(7.13)	$(0.02)
Weighted-average shares used in computing net loss per share:
Basic and diluted*	4,718,141	4,287,694

*	Adjusted retroactively to reflect the 1-for-10 reverse stock split that became effective on July 17, 2024.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we believe the following non-GAAP and operational measures are useful in evaluating our performance-related metrics and present them as a supplemental measure of our performance.

Adjusted EBITDA

We define Adjusted EBITDA as net loss adjusted to exclude the impact of stock-based compensation expense, depreciation and amortization, interest expense, income taxes, restructuring charges, and asset impairment charges. Adjusted EBITDA is a useful financial metric in assessing our operating performance from period to period by excluding certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments, such as stock-based compensation.

We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including: restructuring charges and one-time non-cash asset impairment costs as they do not reflect normal operations; non-cash equity grants made to employees at a certain price do not necessarily reflect the performance of our business at such time, and as such, stock-based compensation expense is not a key measure of our operating performance; and non-cash depreciation and amortization are not considered a key measure of our operating performance. We use Adjusted EBITDA: as a measure of operating performance; for planning purposes, including the preparation of budgets and forecasts; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; in communications with our board of directors concerning our financial performance; and as a consideration in determining compensation for certain key employees.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: it does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments; it does not reflect changes in, or cash requirements for, working capital needs; it does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and other companies in our industry may define and/or calculate this metric differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net loss to Adjusted EBITDA for the respective periods (in thousands):

	Year Ended December 31,
	2024	2023
Net loss	$(33,648)	$(90)
Depreciation and amortization	3,557	2,206
Stock-based compensation	1,525	1,496
Restructuring charges	514	–
Impairment of contract fulfillment assets	6,484	–
Interest expense	29	15
Income taxes	226	374
Adjusted EBITDA	$(21,313)	$4,001